FOURTH AMENDMENT TO LINE OF CREDIT AND TERM LOAN AGREEMENT


         This Fourth Amendment to Line of Credit and Term Loan Agreement ("Fourth Amendment" or "Amendment") is made this 28th day of February, 1996, by and among KLEINERT'S, INC. OF ALABAMA, an Alabama corporation ("Kleinert's Alabama"), KLEINERT'S, INC. OF FLORIDA, a Florida corporation ("Kleinert's Florida") (Kleinert's Alabama and Kleinert's Florida are sometimes herein together called "Borrower"), and CORESTATES BANK, N.A., a national banking association ("Bank").

                                   BACKGROUND

         Kleinert's Alabama and Bank have entered into various agreements, documents and instruments, including, without limitation, a Line of Credit and Term Loan Agreement dated April 8, 1993, an Amendment to Line of Credit and Term Loan Agreement dated December 10, 1993, a Second Amendment to Line of Credit and Term Loan Agreement dated November 10, 1994, and a Third Amendment to Line of Credit and Term Loan Agreement dated December 11, 1995, and various other documents providing for loans from Bank to Kleinert's Alabama (all of which agreements, documents and instruments are hereinafter collectively called the "Agreement"), with such loans being evidenced by a Second Amended and Restated Term Loan Note dated November 10, 1994 (the "Note") and by a Revolving Credit Note dated December 11, 1995 (the "R/C Note"). Kleinert's Alabama and Bank desire to amend the Agreement, it being the intention of the parties that this Fourth Amendment set forth such amendments, to provide, among other things, for adding the principal amount outstanding under the R/C Note to the principal amount outstanding under the Note and causing the aggregate principal amount outstanding under both the R/C Note and the Term Note to be evidenced by a Third Amended and Restated Term Loan Note which shall be subject to the terms and conditions set forth in the Agreement as amended by this Fourth Amendment. As an inducement to Bank to enter into this Fourth Amendment, Kleinert's Florida, for whose benefit a portion of the proceeds of the R/C Note was applied, has agreed to become jointly and severally liable with Kleinert's Alabama to Bank under and with respect to the Agreement as amended by this Fourth Amendment.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Amendment to Agreement; Definition of Terms. This Fourth Amendment is intended to amend the Agreement and the Agreement shall be so amended from and after the date hereof. This Amendment does not constitute an extinguishment of any debt evidenced by the Line of Credit Note, the Note or the R/C Note nor does it affect or impair any Collateral which may hereafter be held by Bank to secure payment by Kleinert's Alabama or


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Kleinert's Florida of liabilities to Bank under the Agreement, the Note or R/C
Note. All terms used herein as defined terms shall have the same meanings ascribed to them in the Agreement, unless herein provided to the contrary.

         2. Amendment to Agreement.

            2.01. Section 1.01 of the Agreement is hereby amended by the addition of the following definitions; provided, further, that if any of the definitions set forth below pertains to a defined term whose definition is currently set forth in Section 1.01, such defined term so set forth therein shall be defined as set forth below:

            "Advance(s)" means extensions of credit under the Line in the form of Fixed Rate Advances, Prime-Based Advances, LIBOR-Based Rate Advances, or any of them, as the context may require.

            "Applicable Margin" means, for each LIBOR-Based Rate Advance during each Interest Period, a rate per annum of one and twelve-tenths percent (1.12%).

            "Interest Period" means (a) with respect to any Fixed Rate Advance: the period commencing on the date such Advance is made, converted or renewed and ending 30, 60, 90, 120, 150 or 180 days thereafter as selected by the Borrower pursuant to Section 2.03, provided that if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next Business Day; and (b) with respect to any LIBOR-Based Rate Advance:

                  (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR-Based Rate Advance and ending one, two, three or six months thereafter, as selected by Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                  (ii) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such LIBOR-Based Rate Advance and ending one, two, three or six months thereafter, as selected by Borrower by notice to Bank not less than one Business Day prior to the last day of the then current Interest Period with respect thereto;




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provided that, all of the following provisions relating to Interest Periods are subject to the following:

            (1) if any Interest Period pertaining to a LIBOR-Based Rate Advance would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

            (2) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and

            (3) any Interest Period pertaining to a LIBOR-Based Rate Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

         "LIBOR-Based Rate" means for any Interest Period with respect to any LIBOR-Based Rate Advance, the per annum rate of interest calculated pursuant to the following formula:

        LIBOR Based Rate =        LIBOR Base         + Applicable Margin
                            -------------------------
                          100% - Reserve Percentage

         "LIBOR-Based Rate Advances" means one or more Advances when and to the extent the interest rate therefor is at a LIBOR-Based Rate for the Interest Period selected by Borrower.

         "LIBOR Rate" means for any Interest Period with respect to any LIBOR-Based Rate Advance, the interest rate per annum determined by averaging the respective rates at which deposits in Dollars are offered to major banks in the offshore Dollar interbank markets at approximately 9:00 a.m. (Philadelphia, Pennsylvania time) two (2) Business Days before the date that the LIBOR Rate shall become applicable to a particular LIBOR-Based Rate Advance, for a period of time comparable to the Interest Period to be made applicable to such LIBOR-Based Rate Advance and in an amount comparable to the principal amount of such LIBOR-Based Rate Advance.

         "Reserve Percentage" means, for any LIBOR-Based Rate Advance for any Interest Period therefor, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves), if any, are required to be maintained during such Interest Period by Bank against "Eurocurrency liabilities" (as



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such term is used in Regulation D of the Federal Reserve Board of Governors or
any other law or regulation of any other governmental authority having jurisdiction dealing with reserve requirements for "Eurocurrency" funding), but without benefit or credit of proration, exemptions, or offsets that might otherwise be available to Bank from time to time pursuant to any such requirements. Without limiting the effect of the foregoing, the Reserve Percentage shall reflect any other reserves required to be maintained by Bank against (1) any category of liabilities that includes deposits by reference to which the LIBOR Rate for LIBOR-Based Rate Advances is to be determined; or (2) any category of extension of credit or other assets that includes LIBOR-Based Rate Advances.

            2.02. Section 2.06 of the Agreement is hereby amended to read in its entirety as follows:

            "SECTION 2.06. Term Loan. On or about November 10, 1994, Bank extended to Borrower a loan (the "Term Loan") in the amount of $4,942,733, to be repaid as provided by the Second Amended and Restated Term Loan Note. On or about December 11, 1995, Bank extended to Borrower a loan (the "Revolving Loan") in the amount of $5,000,000, to be repaid as provided by the Revolving Credit Note. Bank hereby agrees to increase the Term Loan by adding thereto the principal amount outstanding under the Revolving Credit Note, to be repaid as provided in the Third Amended and Restated Term Loan Note (as defined below). The term "Term Loan" shall hereafter be deemed to refer to the Term Loan, as hereinafter increased, as provided above."

            2.03. Section 2.07A is hereby deleted in its entirety.




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            2.04. A new Section 2.06A is added to the Agreement to read as follows:

            "SECTION 2.06A.1. Interest on the Term Loan; Conversion to Prime-Based or LIBOR-Based Rate Advance.

            (a) Commencing on the date of issuance of the Third Amended and Restated Term Loan Note, the Term Loan shall be a Prime-Based Advance. Immediately thereafter, Borrower may elect from time to time to convert all or a portion of the principal amount outstanding under the Term Loan into Prime-Based Advances or LIBOR-Based Rate Advances; provided, however, that (i) no more than four (4) portions (tranches) of principal of LIBOR-Based Rate Advances may be outstanding at any one time; (ii) if Borrower fails to elect to convert a LIBOR-Based Rate Advance prior to the end of the Interest Period applicable to such LIBOR-Based Rate Advance, such LIBOR-Based Rate Advance shall be automatically converted into a Prime-Based Advance; and (iii) no Interest Period for any LIBOR-Based Rate Advance may end beyond the Maturity Date.

            (b) Borrower shall give Bank notice of its election to convert any principal portion of the Term Loan into a Prime-Based Advance or LIBOR-Based Rate Advance no later than 12:00 noon (Philadelphia, Pennsylvania time) on the date which is one Business Day prior to the date on which any selection is to become effective stating (i) the Advance or Advances selected; (ii) the principal amount of each Advance and (iii) the Interest Period of each LIBOR-Based Rate Advance.




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            (c) Interest on the Term Loan shall be due and payable on a quarterly annual basis commencing March 1, 1996 and ending December 1, 2002; provided, however, that interest on any LIBOR-Based Rate Advance shall be due and payable at the end of the Interest Period applicable to such LIBOR-Based Rate Advance, and if the applicable Interest Period is greater than ninety (90) days, then on the day which is ninety days after the first day of such Interest Period.

            SECTION 2.06A.2. Special Provisions Applicable to LIBOR-Based Advances. The following special provisions shall apply to LIBOR-Based Rate Advances:

            (a) In the event that (i) Borrower shall have selected a LIBOR-Based Rate Advance in accordance with Section 2.06A.1(a) hereof and Bank shall have reasonably determined in good faith (which determination shall be final and conclusive) that by reason of changes affecting the Eurocurrency market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any Interest Period, or (ii) at any time Bank shall have determined in good faith (which determination shall be final and conclusive) that (A) the election of a LIBOR-Based Rate Advance or the continuation of any part of the Term Loan bearing interest at the LIBOR-Based Rate has been made impracticable or unlawful by (1) the occurrence of a contingency which materially and adversely affects the market for Eurocurrency deposits or (2) compliance by Bank in good faith with any applicable law or governmental regulations, guideline or order or change in the interpretation or administration



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            thereof by any governmental authority charged with the
            interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force by law); or (B) the LIBOR Rate shall no longer represent the effective cost to Bank for obtaining Eurocurrency deposits; then, and in any such event, Bank shall forthwith notify Borrower of such determination. Such a determination shall be prima facie evidence of the correctness of the fact and the amount of any additional cost to Bank. Until Bank notifies Borrower that the circumstances giving rise to such notice no longer apply, the obligation of Bank to allow the election of a LIBOR-Based Rate Advance by Borrower shall be suspended.

            (b) Upon such date as shall be specified in a notice given by Bank pursuant to Section 2.06A.2(a) hereof, the LIBOR-Based Rate shall cease to apply to the Term Loan or any principal portion thereof and Borrower shall convert any LIBOR-Based Rate Advance to a Prime
            Based Advance. Upon such specified date, Borrower shall pay to Bank the accrued and unpaid interest on all LIBOR-Based Rate Advances to (but not including) such specified date. If, at the time that Bank gives a notice pursuant to Section 2.06A.2(a) hereof, Borrower has previously given notice of any selection of the LIBOR-Based Rate Advance with respect to all or any portion of the Term Loan, but such selection has not yet become effective, such notification shall be deemed to be of no force and effect and in the absence of another notification from Borrower,



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            the Prime-Based Advance shall be deemed to have been selected.

            (c) Borrower shall indemnify Bank against any loss or exposure (including loss of margin or loss incurred in obtaining, liquidating or employing deposits from the parties) which Bank shall have sustained or incurred as a consequence of payment, prepayment or conversion of any LIBOR-Based Rate Advance on a day other than the last day of the corresponding Interest Period (whether or not any such payment is pursuant to demand by Bank to the extent Bank is entitled to demand the same and whether or not any such payment, prepayment or conversion is consented to by Bank in writing, unless Bank shall have expressly waived such indemnity in writing). If Bank sustains any such loss, it shall from time to time notify Borrower of the amount determined in good faith by Bank (which determination shall be conclusive) to be necessary to indemnify Bank for such loss or expense. Such amount shall be due and payable to Bank on demand.

         3. Amended Note. In connection with the funding of the Term Loan, Borrower hereby agrees to execute and deliver to Bank a Third Amended and Restated Term Loan Note substantially in form attached hereto, which is hereby incorporated herein by reference. The Third Amended and Restated Term Loan Note shall be deemed to restate, but not to replace or repay, the Note or the R/C Note. Upon delivery of the executed Third Amended and Restated Term Loan Note, the Note and the R/C Note shall be marked "Cancelled" and returned to Borrower, and the term "Note" shall be amended to refer to the Third Amended and Restated Term Loan Note.

         4. Joinder by Kleinert's Florida. Kleinert's Florida agrees to become jointly and severally liable with Kleinert's Alabama for and in respect of each and every obligation and liability to which Kleinert's Alabama shall be obligated and liable to Bank in the same manner and with the same effect as if



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Kleinert's Florida were named a Borrower under the Agreement from and after the date of this Amendment; provided, however, that except as to the representations and warranties made by Kleinert's Florida set forth below, the representations and warranties of Borrower set forth in the Agreement shall be deemed made by Kleinert's Alabama and Kleinert's Florida together as a whole and not individually.

         5. Representations and Warranties of Kleinert's Florida. Kleinert's Florida hereby represents and warrants and, with each request for an extension of credit under the Line, shall be deemed to represent and warrant to Bank, that:

            5.01. Incorporation, Good Standing, and Due Qualification. Kleinert's Florida is a corporation duly incorporated, validly existing and in good standing or subsisting under the law of the jurisdiction of its incorporation; has the corporate power and authority to own its assets and to transact the business in which it is now engaged; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material adverse impact on Kleinert's Florida, Kleinert's Alabama, Kleinert's Inc. of Delaware and the Guarantor, taken as a whole.

            5.02. Corporate Power and Authority. The execution, delivery and performance by Kleinert's Florida of this Amendment and the Third Amended and Restated Term Loan Note have been duly authorized by all necessary corporate action and do not and will not (A) require any consent or approval of the shareholders of such corporation; (b) contravene such corporation's charter or by-laws; (c) violate any provision of any law, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such corporation; (d) result in, or require the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by such corporation except as contemplated by the Agreement; or (e) cause such corporation to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any indenture, loan or credit agreement, or any other agreement, lease, or instrument to which the corporation is a party or by which it or its properties may be bound or affected.




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            5.03. Legally Enforceable Agreement. The Agreement, this Amendment, and each of the other Loan Documents when delivered under the Agreement are, or will be, the legal, valid and binding obligations of Kleinert's Florida, enforceable by the Bank in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting creditor's rights generally, including general equitable principles.

         6. Representations, Warranties and Covenants. All representations, warranties and covenants of Borrower contained in the Agreement are hereby ratified and confirmed without condition as if made anew upon the execution of this Fourth Amendment and are hereby incorporated by reference.

         7. Certification of No Default. Borrower hereby represents and warrants to Bank that, as to the date of the execution of the Fourth Amendment, no Event of Default under the Agreement and no event, which with the giving of notice or passage of time, or both, could become such an Event of Default has occurred.

         8. Delivery of Guaranty. Kleinert's, Inc., a Pennsylvania corporation ("Guarantor"), has executed and delivered to Bank its Guaranty, dated of even date herewith, guarantying the payment and performance of the liabilities of Borrower to Bank. Guarantor hereby acknowledges that Borrower's liabilities to Bank, as defined in said Guaranty, shall mean and include all liabilities of Borrower to Bank under the Agreement and Fourth Amendment and the Note delivered in connection therewith.

         9. Miscellaneous. Except as modified by the terms hereof, all terms, provisions, and conditions of the Agreement are hereby ratified and confirmed without condition, shall continue in full force and effect, and are hereby incorporated herein by reference. This Fourth Amendment and the Agreement shall be deemed as complementing one another and not restricting Bank's rights hereunder or thereunder. If there is any conflict or discrepancy between the provisions of this Fourth Amendment and those of the Agreement, the terms and provisions of this Fourth Amendment shall control and prevail.

         10. Effectiveness of Amendment. Anything to the contrary contained in this Fourth Amendment notwithstanding, the provisions hereof shall not be effective until this Fourth Amendment is: (a) duly executed, sealed and delivered by authorized officers of Borrower to Bank's office in Philadelphia,



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Pennsylvania; and (b) duly signed by an authorized officer of Bank.

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed and delivered by the proper and duly authorized officers as of the day and year first written above.

ATTEST:  (affix corporate seal)              KLEINERT'S, INC. OF ALABAMA

By:  _________________________               By:  ________________________

Title:________________________               Title:_______________________



ATTEST:  (affix corporate seal)              KLEINERT'S INC. OF FLORIDA

By:  _________________________               By:  _________________________

Title:________________________               Title:________________________



                                             CORESTATES BANK, N.A.

                                             By:___________________________
                                                      Karl F. Schultz
                                                      Vice President



Guarantor Acknowledgement:  (affix corporate seal)

KLEINERT'S, INC.

By:___________________________

Title:________________________



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